FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0517742018-6
Secretary of State State Of Nevada	Filing Number 20254951330
	Filed On 06/06/2025 01:09:35 AM
	Number of Pages 7

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: **PHOENIX PLUS CORP** Entity or Nevada Business Identification Number (NVID): **NV20181810089**
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: **1,000,000,000 common stock, par value $0.0001 200,000,000 preferred stock, par value $0.0001**
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: **1,000,000,000 common stock, par value $0.0001 200,000,000 preferred stock, par value $0.0001**
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: **6,653,990 shares will be issued and outstanding after the reverse stock split, 332,699,500 shares are currently issued and outstanding.**
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: **Fractional shares will be rounded to next whole number.**
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective Date and time: (Optional)	Date: **06/23/2025** Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X **Lee Chong Chow** Signature of Officer — **Officer** Title — **06/06/2025** Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

Filed in the Office of	Business Number E0517742018-6
Secretary of State State Of Nevada	Filing Number 20254982405
	Filed On 6/20/2025 12:42:00 PM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: PHOENIX PLUS CORP Entity or Nevada Business Identification Number (NVID): E0517742018-6
2. Document:	Name of document with inaccuracy or defect: Certificate Pursuant to NRS 78.209
3. Filing Date:	Filing date of document which correction is being made: 06/06/2025
4. Description:	Description of inaccuracy or defect: The optional effective date of June 23, 2025 was specified prior to receiving clearance from FINRA for the reverse stock split.
5. Correction:	Correction of inaccuracy or defect: The effective date should be removed to allow the Company to coordinate the effectiveness of the reverse stock split with FINRA clearance. No effective date shall apply.
6. Signature: (Required)	X 06/20/2025 Signature 06/20/2025 Date

This form must be accompanied by appropriate fees.